Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005 relating to the financial statements and financial statement schedule which appears in PlanetOut Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 12, 2007